Exhibit 99.1

Identiv Reports First Quarter 2022 Results

Total Revenue Increases 13% Year-Over-Year

Gross Margin expansion +275 bps sequentially

RFID Unit Shipments Up 20% Year-Over-Year

23% Year-over-Year Growth in Premises Driven by share gains in Commercial market

FREMONT, Calif. — May 4, 2022 — Identiv, Inc. (NASDAQ: INVE), a global leader in digital security and identification in the Internet of Things (IoT), reported financial results for the first quarter ended March 31, 2022, validating its growth strategy for advanced RFID solutions and the robust demand for its security products from government and commercial customers.

First Quarter 2022 and Recent Financial and Operational Highlights

•	First quarter revenue grew 13% year-over-year to $25.1 million.

•	Premises revenue grew 23% year-over-year; Identity revenue grew 7% year-over-year.

•	Sequential and year-over-year improvement in GAAP and non-GAAP gross margins to 36% and 37%, respectively, ahead of planned progression.

•	RFID units shipped totaled 48.0 million, a 20% year-over-year increase, AUP increased 16% sequentially.

•	Exited the first quarter of 2022 with backlog for Q2 2022 up 32% year-over-year; total backlog of $32.4 million, up 24% year-over-year for all future shipments.

•

Continued to maintain a strong balance sheet to fulfill working capital requirements and accelerate growth in the RFID market, with $28.7 million of cash, cash equivalents, and restricted cash and no debt.

•	Maintained 100% customer retention in RFID, further expanding our broad base of RFID customers with new use cases and design wins.

•	Premises recurring revenues up 14% year-over-year, representing 15% of Premises revenues in the first quarter.

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Recognized by the RFID industry for our innovative advanced RFID products, winning TMC’s 2022 IoT Evolution Industrial IoT Product of the Year Award and Lucintel’s 2021 Product Innovation Award, AIM Consumer Case Study Award (Jointly with CVS).

•	Hosted a well-received presentation on the company’s vision for ‘Enabling the IoT’ for the investment community.

First Quarter 2022 Financial Results

Revenue for the first quarter of 2022 was $25.1 million, an increase of 13% from $22.2 million in the first quarter of 2021.

Revenues in the Identity segment grew 7% year-over-year to $14.6 million from $13.7 million, primarily due to higher sales of RFID products and access cards. Revenues in the Premises segment grew 23% year-over-year to $10.5 million from $8.5 million.

GAAP gross margin was 36% in the first quarter of 2022, compared to 33% in the prior quarter and 35% in the first quarter of 2021.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative were $10.0 million in the first quarter of 2022, compared to $8.9 million in the first quarter of 2021.

GAAP net loss was $1.0 million, or $(0.06) per basic and diluted share, compared to GAAP net loss of $1.9 million, or $(0.10) per basic and diluted share, in the prior quarter and GAAP net loss of $1.5 million, or $(0.09) per basic and diluted share, in the first quarter of 2021.

Non-GAAP adjusted EBITDA in the first quarter of 2022 was $0.2 million, compared to $(0.7) million in the prior quarter and $0.4 million in the first quarter of 2021.

Management Commentary

“We believe the strong operating momentum of the first quarter creates a solid foundation to achieve our growth expectations for 2022 and beyond,” said Identiv CEO Steven Humphreys. “Our total revenue for the first quarter was up 13% year-over-year and our Non-GAAP gross margins improved by nearly 3 percentage points sequentially, strengthening faster than we expected to over 37%. RFID unit shipments increased 20% over the prior-year period, to 48.0 million units, and unit prices increased 16% sequentially. Our transformational projects in cannabis, medical devices, prescription and mobile devices all made great progress. Together with our expanding design wins, we believe this positions us to lead in the accelerating RFID market. Commercial market demand for our Premises solutions drove 23% year-over-year revenue growth, building a solid foundation for Premises growth as seasonally strong Government demand in Q2 and Q3 is expected to add to the commercial strength we’re already seeing in that segment. Overall, the first quarter was a strong start to our fiscal year.”

“Execution of our RFID growth strategy is our top priority for 2022. We’re capitalizing on our award-winning position as a premier provider of advanced NFC-based RFID products to secure new design wins and non-recurring engineering (NRE) contracts. Our expanded sales and engineering teams are driving our presence in virtually every opportunity in the industry, and we’re adding capacity almost continuously to support our core demand and to be positioned to support our transformational opportunities. We remain highly engaged with the customers leading these transformational opportunities as they make progress on their plans towards full production. We’re leveraging our technology partnerships with NXP, Wiliot, collectID and others to drive additional growth and work to safeguard our supply chain so that we can maintain our track record of 100% RFID customer retention. Combined with our Premises business growing 3x the industry’s rate, based on the expanded commercial and federal demand for our security solutions, we believe we’re well-positioned to deliver strong revenue and EBITDA growth in 2022.”

Identiv CFO Justin Scarpulla added, “Our first quarter financial results indicate that the business is on the right track to meet its 2022 revenue outlook. Our total backlog of orders has steadily increased over the last year, and we have increased our capacity accordingly to meet this growing customer demand and capture incremental market share. We have also updated our price list to address inflationary concerns and implemented the necessary systems to judiciously manage our project margins. With a strong balance sheet that provides us with ample working capital, we are increasingly optimistic about our growth trajectory in 2022.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations. Momentum exiting the first quarter of 2022, combined with a strong backlog, gives management confidence in the company’s growth expectations for fiscal years 2022 and 2023. Management is reaffirming its guidance for fiscal year 2022, with expected revenues of $130 million to $135 million, reflecting year-over-year growth of 25% to 35%. Normal seasonality is expected to continue. Management also is reaffirming its guidance for 30% to 35% year-over-year revenue growth in fiscal year 2023.

Conference Call

Identiv management will hold a conference call today (May 4, 2022) at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s first quarter 2022 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free Number: +1 888.506.0062

International Number: +1 973.528.0011

Call ID: 113038

Webcast link: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1.949.574.3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8 PM ET on the same day through May 18, 2022 under +1 877.481.4010 (Toll-Free Replay Number) and +1 919.882.2331 (International Replay Number) with Replay ID: 45240.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross profit and gross profit margins, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross profit and gross profit margin exclude stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax benefit (provision), interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, restructuring and severance, and gain on investment. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial outlook and performance, including statements regarding 2022 expectations and 2022 and 2023 guidance and the Company’s ability to meet such guidance, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and growth expectations and expected benefits thereof, its business strategy and the drivers of momentum in its business, the Company’s beliefs regarding its capital and the sufficiency and uses thereof, the Company’s beliefs regarding its supply chain, the Company’s beliefs regarding customer demand, customer production and design wins and the associated benefits, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the company’s beliefs regarding its efforts to address inflationary pressures, the Company’s beliefs regarding its competitive position, the Company’s beliefs regarding the benefits of its strategic collaborations, and the Company’s beliefs regarding design wins, backlog and future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, its ability to satisfy customer demand and expectations, the level and timing of customer orders, the success of its products and strategic partnerships, industry trends and seasonality, the impact of inflation and increases in prices, the impact of COVID-19, the effects of shortages of semiconductors and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Sophie Pearson

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net revenue	$25,061	$28,517	$22,162
Cost of revenue	16,095	19,100	14,470

Gross profit	8,966	9,417	7,692

Operating expenses:
Research and development	2,529	2,117	2,337
Selling and marketing	5,110	4,351	4,064
General and administrative	2,488	4,771	2,125
Restructuring and severance	(140)	56	388

Total operating expenses	9,987	11,295	8,914

Loss from operations	(1,021)	(1,878)	(1,222)
Non-operating income (expense):
Interest expense, net	(25)	(32)	(245)
Gain on investment	24	—	—
Foreign currency gains (losses), net	19	(77)	46

Loss before income tax benefit (provision)	(1,003)	(1,987)	(1,421)
Income tax benefit (provision)	4	66	(44)

Net loss	(999)	(1,921)	(1,465)
Cumulative dividends on Series B convertible preferred stock	(298)	(289)	(284)

Net loss available to common stockholders	$(1,297)	$(2,210)	$(1,749)

Net loss per common share:
Basic	$(0.06)	$(0.10)	$(0.09)
Diluted	$(0.06)	$(0.10)	$(0.09)
Weighted average shares used in computing net loss per common share:
Basic	22,574	22,504	18,443
Diluted	22,574	22,504	18,443

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$27,614	$28,553
Restricted cash	1,074	1,254
Accounts receivable, net of allowances	19,452	19,963
Inventories	20,493	19,924
Prepaid expenses and other current assets	2,673	3,032

Total current assets	71,306	72,726
Property and equipment, net	4,341	4,066
Operating lease right-of-use assets	1,780	2,088
Intangible assets, net	6,182	6,445
Goodwill	10,288	10,268
Other assets	1,012	1,070

Total assets	$94,909	$96,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,335	$10,502
Operating lease liabilities	1,143	1,269
Deferred revenue	1,489	2,153
Accrued compensation and related benefits	2,675	3,150
Other accrued expenses and liabilities	3,316	3,774

Total current liabilities	19,958	20,848
Long-term operating lease liabilities	748	938
Long-term deferred revenue	295	280
Other long-term liabilities	74	85

Total liabilities	21,075	22,151
Total stockholders’ equity	73,834	74,512

Total liabilities and stockholders’ equity	$94,909	$96,663

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$8,966	$9,417	$7,692

Reconciling items included in GAAP gross profit:
Stock-based compensation	56	53	33
Amortization and depreciation	270	269	227

Total reconciling items included in GAAP gross profit	326	322	260

Non-GAAP gross profit	$9,292	$9,739	$7,952

Non-GAAP gross profit margin	37%	34%	36%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,987	$11,295	$8,914

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(839)	(526)	(725)
Amortization and depreciation	(239)	(242)	(239)
Restructuring and severance	140	(56)	(388)

Total reconciling items included in GAAP operating expenses	(938)	(824)	(1,352)

Non-GAAP operating expenses	$9,049	$10,471	$7,562

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA
GAAP net loss	$(999)	$(1,921)	$(1,465)

Reconciling items included in GAAP net loss:
Income tax provision (benefit)	(4)	(66)	44
Interest expense, net	25	32	245
Gain on investment	(24)	—	—
Foreign currency gains (losses), net	(19)	77	(46)
Stock-based compensation	895	579	758
Amortization and depreciation	509	511	466
Restructuring and severance	(140)	56	388

Total reconciling items included in GAAP net loss	1,242	1,189	1,855

Non-GAAP adjusted EBITDA	$243	$(732)	$390